EXHIBIT 4.3
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THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE
SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.


                     AMPERSAND MEDICAL CORPORATION

          WARRANT FOR THE PURCHASE OF SHARES OF COMMON STOCK

                            No. W - 1999-1

                            250,000 Shares


     FOR VALUE RECEIVED, AMPERSAND MEDICAL CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (the "Company," which term includes any successor), with its principal office at 900 North Franklin Street, Suite 210, Chicago, Illinois 60610, hereby certifies that Holleb & Coff, an Illinois general partnership (the "Holder"), is entitled, subject to the provisions of this Warrant, to purchase from the Company, at any time before 5:00 p.m. (Eastern Standard
Time) on July 14, 2009 (the "Expiration Date"), the number of fully paid and nonassessable shares of Common Stock of the Company set forth above, subject to adjustment as hereinafter provided.

     The Holder may purchase such number of shares of Common Stock at a purchase price per share (as appropriately adjusted pursuant to Section 6 hereof) of $.33 (the "Exercise Price"). The term "Common Stock" shall mean the aforementioned Common Stock of the Company, together with any other equity securities that may be issued by the Company in addition thereto or in substitution therefor as provided herein.

     The number of shares of Common Stock to be received upon the exercise or exchange of this Warrant and the price to be paid for a share of Common Stock are subject to adjustment from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise or exchange, as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Shares."

     Section 1. Exercise of and Payment for Warrant.

     (a) Cash Exercise. The purchase rights represented by this Warrant may be exercised by the Holder, in whole or in part, by the surrender of this Warrant at the principal office of the Company, located at the address set forth herein, accompanied by the form of Notice of Cash Exercise attached hereto as Exhibit A-1, and by the payment to the Company, by cash or by certified, cashier's or other check acceptable to the Company, of an amount equal to the aggregate Exercise Price of the shares being purchased. If this Warrant should be exercised in part only, the Company shall, upon surrender of the Warrant, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable hereunder.



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     (b)   Net Issue Exercise. In lieu of exercising this Warrant pursuant to Section 1(a), the Holder may elect to receive shares equal to the value of this Warrant (or of any portion thereof remaining unexercised) determined in the manner described below, by surrender of this Warrant at the principal office of the Company together with the form of Notice of Cashless Exercise attached hereto as Exhibit A-2, in which event the Company shall issue to the Holder a number of shares of the Company's Common Stock computed using the following formula:

     X =  Y (A-B)
     A

Where:

     X =   the number of shares of Common Stock to be issued to the
Holder.

     Y =   the number of shares of Common Stock purchasable under this
Warrant (at the date of such calculation) elected to be purchased.

     A =   the Fair Market Value (as hereinafter defined) of one share of the Company's Common Stock (at the date of such calculation).

     B =   Exercise Price (as adjusted to the date of such calculation).

     (c) Fair Market Value. "Fair Market Value" of one share of the Company's Common Stock shall mean: (i) if the Common Stock is traded in the Over The Counter Market, on the NASDAQ National Market, on the NASDAQ SmallCap Market, or on an exchange, the average of the Quoted Prices (as hereinafter defined) of the Common Stock for the thirty (30) consecutive trading days prior to the date in question, or (ii) if the Common Stock is not traded in the Over The Counter Market, on the NASDAQ National Market, on the NASDAQ SmallCap Market, or on an exchange, the fair value per share as determined by mutual agreement of the Company and the Holder; provided, however, that if such agreement cannot be reached within thirty (30) calendar days, such value shall be determined by an independent appraiser appointed in good faith by the Company's Board of Directors, the cost of which appraisal shall be borne by the Company. The "Quoted Price" of the Common Stock is the last reported sales price, or the average of the bid and asked price, as the case may be, of the Common Stock as reported by NASDAQ or the primary national securities exchange on which the Common Stock is then quoted; provided, however, that if quotes for the Common Stock are not reported by NASDAQ or such primary national securities exchange, the "Quoted Price" of the Common Stock shall be the last reported sales price, or the average of the bid and asked price, as the case may be, of the Common Stock as reported by the National Quotation Bureau, Inc. or any organization performing a similar function.

     (d) Miscellaneous. Upon receipt by the Company of this Warrant and the applicable exercise form, together with proper payment of the Exercise Price, if appropriate, at such office, the Holder shall be deemed to be the holder of record of the Warrant Shares, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the Holder. The Company shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of the Warrant Shares.



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     Section 2. Reservation of Shares.  The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise or exchange of this Warrant all shares of its Common Stock or other shares of capital stock of the Company from time to time issuable upon exercise or exchange of this Warrant. All such shares shall be duly authorized and, when issued upon the exercise or exchange of the Warrant in accordance with the terms hereof, shall be validly issued, fully paid and nonassessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale (other than as provided in the Company's certificate of incorporation and any restrictions on sale set forth herein or pursuant to applicable federal and state securities laws) and free and clear of all preemptive rights.

     Section 3. Fractional Interest. The Company will not issue a fractional share of Common Stock upon exercise or exchange of this Warrant. Instead, the Company will deliver its check for the current market value of the fractional share. The current market value of a fraction of a share shall be determined by multiplying the Fair Market Value (as hereinbefore defined) of a full share by the fraction of a share and rounding the result to the nearest cent.

     Section 4. Assignment or Loss of Warrant.

     (a) Except as provided in Section 9, the Holder of this Warrant shall be entitled, without obtaining the consent of the Company, to assign its interest in this Warrant, or any of the Warrant Shares, in whole or in part to any bona fide officer, director or partner of Holder, provided, however, that the transferee, prior to any such transfer, agrees in writing, in form and substance satisfactory to the Company, to be bound by the terms of this Agreement and provides the Company with an opinion of counsel in such form reasonably acceptable to the Company, that such transfer would not be in violation of the Act or any applicable state securities or blue sky laws. Subject to the provisions hereof and of
Section 9, upon surrender of this Warrant to the Company or at the office of its stock transfer agent or warrant agent, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees named in such instrument of assignment and, if the Holder's entire interest is not being assigned, in the name of the Holder, and this Warrant shall promptly be canceled.

     (b) Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnification satisfactory to the Company, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

     Section 5. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a stockholder in the Company, either at law or equity, and the rights of the Holder are limited to those set forth in this Warrant. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent or to receive notice as a stockholder of the Company on any matters or with respect to any rights whatsoever as a stockholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the Warrant Shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised or exchanged in accordance with its terms.

     Section 6. Adjustment of Exercise Price and Number of Shares. The number and kind of securities purchasable upon the exercise or exchange of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

     (a) Adjustment for Change in Capital Stock. If at any time after the date hereof, the Company:

     (A) pays a dividend or makes a distribution on its Common Stock in shares of its Common Stock;

     (B) subdivides its outstanding shares of Common Stock into a greater number of shares;

     (C) combines its outstanding shares of Common Stock into a smaller number of shares;

     (D) makes a distribution on its Common Stock in shares of its capital stock other than Common Stock; or

     (E) issues by reclassification of its Common Stock any shares of its capital stock;

then the Exercise Price in effect immediately prior to such action shall be adjusted so that the Holder may receive, upon exercise or exchange of this Warrant and payment of the same aggregate consideration, the number of shares of capital stock of the Company which the Holder would have owned immediately following such action if the Holder had exercised or exchanged the Warrant immediately prior to such action.

     The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

     (b) Adjustment for Lower-Priced Stock Issuances. If at any time after the date hereof the Company issues Common Stock or securities convertible into Common Stock at a price less than $.33 per share, the Exercise Price shall simultaneously therewith be deemed adjusted to equal such lower price, which adjustment shall be permanent, except that whenever the Company thereafter issues Common Stock or securities convertible into Common Stock at a price lower than the current Exercise Price as established by this Section 6(b), the Exercise Price shall simultaneously therewith be deemed further adjusted to equal such price lower than such current Exercise Price.

     (c) Deferral of Issuance or Payment. In any case in which an event covered by this Section 6 shall require that an adjustment in the Exercise Price be made effective as of a record date, the Company may elect to defer until the occurrence of such event: (i) issuing to the Holder, if this Warrant is exercised after such record date, the shares of Common Stock and other capital stock of the Company, if any, issuable upon such exercise over and above the shares of Common Stock or other capital stock of the Company, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; and (ii) paying to the Holder by check any amount in lieu of the issuance of fractional shares pursuant to
Section 3.

     (d) When No Adjustment Required. No adjustment need be made for a change in the par value or no par value of the Common Stock.

     (e) No Adjustment Upon Exercise of Warrants. No adjustments shall be made under any Section herein in connection with the issuance of Warrant Shares upon exercise or exchange of the Warrants.

     (f)   Common Stock Defined. Whenever reference is made in Section
6(a) to the issue of shares of Common Stock, the term "Common Stock" shall include any equity securities of any class of the Company hereinafter authorized which shall not be limited to a fixed sum or percentage in respect of the right of the holders thereof to participate in dividends or distributions of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company. Subject to the provisions of
Section 8 hereof, however, shares issuable upon exercise or exchange hereof shall include only shares of the class designated as Common Stock of the Company as of the date hereof or shares of any class or classes resulting from any reclassification or reclassifications thereof or as a result of any corporate reorganization as provided for in Section 8 hereof.

     Section 7. Officers' Certificate. Whenever the Exercise Price shall be adjusted as required by the provisions of Section 6, the Company shall forthwith file in the custody of its secretary or an assistant secretary at its principal office an officers' certificate showing the adjusted Exercise Price determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment and the manner of computing such adjustment. Each such officers' certificate shall be signed by the chairman, president or chief financial officer of the Company and by the secretary or any assistant secretary of the Company. Each such officers' certificate shall be made available at all reasonable times for inspection by the Holder or any holder of a Warrant executed and delivered pursuant to
Section 4 hereof.

     Section 8. Reclassification, Reorganization, Consolidation or Merger. In the event of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company (other than a subdivision or combination of the outstanding Common Stock and other than a change in the par value of the Common Stock) or in the event of any consolidation or merger of the Company with or into another corporation (other than a merger in which merger the Company is the continuing corporation and that does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise or exchange of this Warrant) or in the event of any sale, lease, transfer or conveyance to another corporation of the property and assets of the Company as an entirety or substantially as an entirety, the Company shall cause effective provisions to be made so that the Holder shall have the right thereafter, by exercising this Warrant, to purchase the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock that might have been received upon exercise or exchange of this Warrant immediately prior to such reclassification, capital reorganization, change, consolidation, merger, sale or conveyance. Any such provision shall include provisions for adjustments in respect of such shares of stock and other securities and property that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this
Section 8 shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

     Section 9. Transfer to Comply with the Securities Act of 1933; Registration Rights.

     (a) No sale, transfer, assignment, hypothecation or other disposition of this Warrant or of the Warrant Shares shall be made unless any such transfer, assignment or other disposition will comply with the rules and statutes administered by the Securities and Exchange Commission and: (i) a Registration Statement under the Act including such shares is currently in effect; or (ii) in the opinion of counsel, which counsel and which opinion shall be reasonably satisfactory to the Company, a current Registration Statement is not required for such disposition of the shares. Each stock certificate representing Warrant Shares issued upon exercise or exchange of this Warrant shall bear the following legend (unless, in the opinion of counsel, which counsel and which opinion shall be reasonably satisfactory to the Company, such legend is not required):

     THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED
UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

     (b) The Holder of this Warrant is entitled to the benefits of the Registration Rights Agreement, of even date herewith, a copy of which is on file at the offices of the Company.

                              EXHIBIT A-1

                        NOTICE OF CASH EXERCISE


To be executed by the Holder if the Holder desires to exercise warrants evidenced by the foregoing Warrant.


To:  Ampersand Medical Corporation

     The undersigned hereby irrevocably elects to exercise _______________ warrants evidenced by the foregoing Warrant, purchasing thereunder the same number of shares of Common Stock, and delivers $______________ in cash for the aggregate Exercise Price of such warrants plus any applicable taxes payable by the undersigned pursuant to such Warrant.

     The undersigned requests that certificates for such shares be issued in the name of:

                                  _________________________________

                                  _________________________________

                                  _________________________________

     (Please print name and address)

     SSN:_____________________________


     If said number of warrants shall not be all the warrants evidenced by the foregoing Warrant certificate, the undersigned requests that a new Warrant certificate evidencing the warrants not so exercised be issued in the name of and delivered to:

                                  _________________________________

                                  _________________________________

                                  _________________________________
                                  (Please print name and address)





Dated: ________________,________



                      Name of Holder:
                      (Print)


                      By:   __________________________________
                            Name:
                            Title:


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                              EXHIBIT A-2

                      NOTICE OF CASHLESS EXERCISE

To be executed by the Holder if the Holder desires to exercise warrants evidenced by the foregoing Warrant.

To:  Ampersand Medical Corporation

The undersigned hereby irrevocably elects to effect a net issue exercise of ______________ warrants evidenced by the foregoing Warrant, purchasing thereunder ______________ shares of Common Stock calculated according to the formula contained in Section 1(b) of the foregoing Warrant, and delivers herewith in cash any amount necessary to pay any applicable taxes payable by the undersigned pursuant to such Warrant.

The undersigned requests that certificates for such shares be issued in the name of:

_________________________________

_________________________________

_________________________________
(Please print name and address)

SSN:_____________________________


If said number of warrants shall not be all the warrants evidenced by the foregoing Warrant certificate, the undersigned requests that a new Warrant certificate evidencing the warrants not so exercised be issued in the name of and delivered to:

_________________________________

_________________________________

_________________________________
(Please print name and address)





Dated: ________________,________



Name of Holder:
(Print)


By:  __________________________________
Name:
Title:


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                               EXHIBIT B

                            ASSIGNMENT FORM



Dated: _____________, _____



FOR VALUE RECEIVED, ______________________hereby sells assigns and transfers unto ______________________________ (the "Assignee"),


(please type or print in block letters)




its right to purchase up to _____ shares of Common Stock represented by this Warrant and does hereby irrevocably constitute and appoint
_____________________ Attorney, to transfer the same on the books of the Company. with full power of substitution in the premises.




Signature _________________________________